Exhibit 5.1

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 4000, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653

May 2, 2014

Open Text Corporation

275 Frank Tompa Drive

Waterloo, ON N2L 0A1

RE:	Open Text Corporation – Prospectus Supplement dated May 2, 2014 to Form S-3 Registration Statement

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Open Text Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s Registration Statement on Form S-3 dated April 24, 2014 (excluding the documents incorporated by reference therein, the “Registration Statement”) and the supplement dated May 2, 2014 to the prospectus contained in the Registration Statement (the “Prospectus Supplement”). The Registration Statement and the Prospectus Supplement relate to the offer and sale from time to time as set forth in the Registration Statement and the Prospectus Supplement by selling shareholders referred to in the Prospectus Supplement of up to an aggregate of 2,583,302 Common Shares in the capital of the Company, on a post stock-split basis, issued by the Company in connection with its acquisition of GXS Group, Inc. pursuant to an Agreement and Plan of Merger dated November 4, 2013 among the Company, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein (the “GXS Shares”).

In connection with the opinions hereinafter expressed, we have examined an original or copy of each of the Registration Statement and the Prospectus Supplement. We have also considered such questions of law, examined such statutes, regulations, public records, certificates of government officials, corporate documents, records, certificates and instruments and made such other investigations as we have considered necessary or appropriate as a basis for these opinions, including:

(a)	a certificate of the Chief Legal Officer and Corporate Secretary of the Company dated the date hereof (the “Corporate Certificate”) with respect to: (i) the currently effective articles and by-laws of the Company; and (ii) the resolutions of the board of directors of the Company (the “Board”) relevant to the issuance of the GSX Shares, the Registration Statement and the prospectus contained in the Registration Statement, and the Prospectus Supplement; and

(b)	a certificate of compliance dated May 2, 2014 issued with respect to the Company by Industry Canada (the “Certificate of Compliance”).

We are qualified to practice in the Province of Ontario, and our opinions expressed herein are limited to the provisions of the Canada Business Corporations Act (the “CBCA”), the Company’s governing corporate statute, and the regulations thereunder and reported judicial decisions interpreting these laws. For the purposes of this opinion letter, we understand that for the purposes of United States law with respect to a U.S. company, the terms and phrases listed below have the following meanings:

(a)	“validly issued” means that: (i) a company is validly existing under the laws of the jurisdiction in which it is incorporated, and the securities are duly authorized; (ii) the actions required by applicable state corporation law to approve the issuance of the securities have been taken; and (iii) the securities have been or will be issued in compliance with the requirements of that law, such company’s certificate or articles of incorporation and by-laws, and the resolutions approving the issuance of those securities;

(b)	“fully paid” means that the consideration received by the company satisfies, in both type and amount, the requirements of applicable state corporation law, such company’s certificate or articles of incorporation and by-laws, the resolutions approving the issuance, and any other applicable agreement;

(c)	“duly authorized” means that the company, under applicable law, its certificate or articles of incorporation and its by-laws, has the power to issue the shares and has taken all corporate actions necessary to create that power; and

(d)	“non-assessable” means that the securityholder is not liable, solely because of securityholder status, for additional assessments or calls on the security by the company or its creditors.

These terms and phrases have a comparable meaning under the CBCA.

For the purposes of the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents that we have reviewed;

(b)	the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed, photostatic or electronically transmitted copies thereof and the authenticity of the originals of such certified, conformed, photostatic or electronically transmitted copies;

(c)	that the factual information contained in each of the documents that we have reviewed, which we have not independently verified, is accurate as of the date hereof;

(d)	at or prior to the time of the delivery of any GXS Shares, the Registration Statement, including all necessary post-effective amendments, will remain effective under the Securities Act and such effectiveness will not have been terminated or rescinded; and

(e)	all GXS Shares will be offered and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement, the prospectus contained therein, any necessary post-effective amendments to the Registration Statement, and the Prospectus Supplement.

In giving the opinion set forth in paragraph 1, we have relied solely without independent investigation on the Corporate Certificate and the Certificate of Compliance with respect to the factual matters set out therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	The Company is incorporated and validly existing under the CBCA.

2.	The GXS Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable Common Shares in the capital of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement, and to the reference to our name under the heading “Validity of the Securities” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

The opinions herein are given at the date hereof and we disclaim any obligation or undertaking to update these opinions or advise any person of any change in law or fact which may come to our attention after the date hereof. Subject to the qualifications set out above, this opinion letter is intended solely for use in connection with the offer and sale of the GXS Shares subject to the Registration Statement and the Prospectus Supplement and may not be relied upon for any other purpose without our express written consent.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP